EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Craftmade International, Inc. and Subsidiaries
Coppell, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-50190) of Craftmade International, Inc. and Subsidiaries of our report dated September 13, 2004, except for Note 10, as to when the date is September 24, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

September 16, 2005
Fort Worth, Texas